Suite 900- 510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com

May 11, 2005
File:  100-

FILED: VIA SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec

                    Attention:  Statutory Filings

Re:  Material Change Report – Sale of Sleeping Giant Mine Interest

Further to our news releases issued on April 15, 2005, and May 11, 2005, enclosed herewith is a copy of the Company's Form 51-102F3 Material Change Report regarding the Company’s sale of its 50% share of the Sleeping Giant Mine to its joint venture partner, Cambior Inc., for C$5 million.

We trust you will find the enclosed to be in order.  However, should you require anything further, please do not hesitate to advise the writer.

Yours very truly,

AURIZON MINES LTD.

(Signed)
Julie A. Stokke Kemp
Corporate Secretary

Enclosure(s)

cc/encl:

                        U.S. Securities & Exchanges Commission

                        (File #0-22672) – Filed Via EDGAR

Toronto Stock Exchange
Attn:  Attn:  Steven Oliver, C.A.,
 Company Listings & Regulation Division

            American Stock Exchange

            Attn:  Ali Teimoori, Analyst

                        DuMoulin Black

                        Attn:  Sargent H. Berner/Mary Collyer (Email)

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1.

Name and Address of Company:

AURIZON MINES LTD.
Suite 900 – 510 Burrard Street
Vancouver, BC
V6C 3A8

Item 2.

Date of Material Change:

May 11, 2005

Item 3.

News Release

News releases issued pursuant to section 7.1 of National Instrument 51-102 on
April 15, 2005 and May 11, 2005, via CCN Matthews – Canada & U.S. Distribution (copies attached).

Item 4.

Summary of Material Change

On May 11, 2005, Aurizon Mines Ltd. completed the previously announced sale of its 50% share of the Sleeping Giant Mine to its joint venture partner, Cambior Inc., for C$5 million in cash and the release of Aurizon from all environmental liabilities and reclamation costs associated with the operation and ultimate closure of the Mine.

Item 5.

Full Description of Material Change:

On May 11, 2005, Aurizon Mines Ltd. completed the previously announced sale of its 50% share of the Sleeping Giant Mine to its joint venture partner, Cambior Inc., for C$5 million in cash and the release of Aurizon from all environmental liabilities and reclamation costs associated with the operation and ultimate closure of the Mine.  Aurizon will receive its 50% share of gold production from the Sleeping Giant Mine up to April 30, 2005, being the effective date of the sale.

Item 6.

Reliance on Section 7.1(2) or (3) of National Instrument 51-102:

N/A

Item 7.

Omitted Information:

None

Aurizon Mines Ltd.
Material Change Report

Item 8.

Executive Officers

David P. Hall, Chairman, President & Chief Executive Officer
Ian S. Walton, Executive Vice President and Chief Financial Officer
Telephone:  (604) 687-6600
Telecopier:  (604) 687-3932

Item 9.

Date of Report

May 11, 2005

“Signed”

Julie A. Stokke Kemp
Corporate Secretary